UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 1, 2008

PAINCARE HOLDINGS, INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

FLORIDA	1-14160	06-1110906)
(STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NUMBER)

1030 NORTH ORANGE AVENUE, SUITE 105

ORLANDO, FLORIDA 32801

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES INCLUDING ZIP CODE)

(407) 367-0944

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

(407) 367-0950

(REGISTRANT’S FACSIMILE NUMBER, INCLUDING AREA CODE)

WWW.PAINCAREINC.COM

(REGISTRANT’S WEBSITE ADDRESS)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	Other Events

The parties in the case In re PainCare Holdings, Inc. Securities Litigation, Case No. 6:06-cv-362-Orl-28DAB (the “Lawsuit”), including PainCare Holdings, Inc. (the “Company”), Mark Szporka, Randy Lubinsky, and Employees’ Retirement System of the Government of the Virgin Islands (“ERS”) have entered into and filed with the United States District Court, Middle District of Florida, Orlando Division (the “Court”), a Memorandum of Understanding (“MOU”) setting forth the essential terms of a settlement between said parties. The MOU provides in part for the payment by defendants of $2 million, and that the parties will cooperate in good faith to expeditiously prepare and execute a definitive stipulation of settlement and jointly seek Court approval of the settlement as soon as possible. The settlement is conditioned upon final approval by the Court and the entry of a final judgment of dismissal of the Lawsuit with prejudice.

A copy of the MOU is attached hereto as an exhibit.

ITEM 9.01	Financial Statements and Exhibits

(d)	Exhibits.

99.1	Memorandum of Understanding.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated April 1, 2008	PAINCARE HOLDINGS, INC.

	By:	/s/ Randy Lubinsky
Randy Lubinsky
Chief Executive Officer and Director